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                                                                    EXHIBIT 23.3
                            INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-11777 of The Boeing Company on Form S-3 of our report dated July 31, 1996 relating to the financial statements of the Aerospace and Defense business of Rockwell International Corporation appearing in the Registration Statement on Form S-4 of The Boeing Company and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/  DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
November 5, 1996